Exhibit 99.4
Omega Healthcare Investors, Inc.

Offer For All Outstanding

6¾% Senior Notes due 2022

in exchange for

6¾% Senior Notes due 2022
that have been registered under the
Securities Act of 1933

The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we extend the offer. Tenders may be withdrawn at any time prior to the expiration of the exchange offer.

To Our Clients:

 Enclosed for your consideration is a prospectus dated                   , 2011 and the related letter of transmittal and instructions thereto in connection with the offer, referred to as the exchange offer, of Omega Healthcare Investors, Inc., a Maryland corporation, or Omega, to exchange an aggregate principal amount of up to $575,000,000 of its 6¾% Senior Notes due 2022, referred to as the exchange notes, for a like principal amount of its issued and outstanding 6¾% Senior Notes due 2022, referred to as the initial notes, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal. Consummation of the exchange offer is subject to certain conditions described in the prospectus.

We are the registered holder of initial notes held by us for your account. A tender of any such initial notes can be made only by us as the registered holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender initial notes held by us for your account.

 Accordingly, we request instructions as to whether you wish us to tender any or all such initial notes held by us for your account pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read the prospectus and the letter of transmittal carefully before instructing us to tender your initial notes.

 Your instructions to us should be forwarded as promptly as possible in order to permit us to tender initial notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on               , 2011, unless extended. Initial notes tendered pursuant to the exchange offer may be withdrawn only under the circumstances described in the prospectus and the letter of transmittal.

Your attention is directed to the following:

 1. The exchange offer is for the entire aggregate principal amount of outstanding initial notes.

 2. Consummation of the exchange offer is conditioned upon the terms and conditions set forth in the prospectus under the captions “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Conditions of the Exchange Offer.”

 3. Tendering holders may withdraw their tender at any time until 5:00 p.m., New York City time, on the expiration date.

 4. Any transfer taxes incident to the transfer of initial notes from the tendering holder to Omega will be paid by Omega, except as provided in the prospectus and the instructions to the letter of transmittal.

 5. The exchange offer is not being made to, nor will the surrender of initial notes for exchange be accepted from or on behalf of, holders of initial notes in any jurisdiction in which the exchange offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

 6. The acceptance for exchange of initial notes validly tendered and not withdrawn and the issuance of exchange notes will be made as soon as practicable after the expiration date.

 7. Omega expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (i) to delay accepting any initial notes, (ii) to terminate the exchange offer and not accept any initial notes for exchange if it determines that any of the conditions to the exchange offer, as set forth in the prospectus, have not occurred or been satisfied, (iii) to extend the expiration date of the exchange offer and retain all initial notes tendered in the exchange offer other than those notes properly withdrawn or (iv) to waive any condition or to amend the terms of the exchange offer in any manner. In the event of any extension, delay, non-acceptance, termination, waiver or amendment, Omega will as promptly as practicable give oral or written notice of the action to the exchange agent and make a public announcement of such action. In the case of an extension, such announcement will be made no later than 5:00 p.m., New York City time, on the next business day after the previously scheduled expiration date.

 8. Consummation of the exchange offer may have adverse consequences to non-tendering initial note holders, including that the reduced amount of outstanding initial notes as a result of the exchange offer may adversely affect the trading market, liquidity and market price of the initial notes.

 9. If you wish to have us tender any or all of the initial notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

OMEGA HEALTHCARE INVESTORS, INC.

INSTRUCTIONS REGARDING THE EXCHANGE OFFER
WITH RESPECT TO THE
6¾% SENIOR NOTES DUE 2022
 (INITIAL NOTES)

 THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF OMEGA HEALTHCARE INVESTORS, INC. WITH RESPECT TO THE INITIAL NOTES.

 THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF INITIAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐ Please tender the initial notes held by you for my account, as indicated below. ☐ Please do not tender any initial notes held by you for my account.

Type	Aggregate Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered*
6¾% Senior Notes Due 2022

* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL INITIAL NOTES OF SUCH BENEFICIAL OWNER(S).

SIGN HERE
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Signature(s)
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Please print name(s)
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Address
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Area Code and Telephone Number
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Tax Identification or Social Security Number
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My Account Number with You
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Date

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